As filed with the Securities and Exchange Commission on October 17, 2000
                                                   Registration No. 333-67651
 ----------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                                 ANICOM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     36-3885212
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

  6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, (847) 518-8700
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               THOMAS J. REIMAN
                            Chairman of the Board
                                 Anicom, Inc.
 6133 River Road, Suite 1000, Rosemont, Illinois  60018-5171, (847) 518-8700
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With copies to:
                              JEFFREY PATT, ESQ.
                             Katten Muchin Zavis
                      525 West Monroe Street, Suite 1600
                           Chicago, Illinois  60661
                                (312) 902-5200

   Approximate date  of commencement of  proposed sale to  the public:   From
 time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     ------------------------------------

      Pursuant to this Registration Statement, as amended, Anicom, Inc. (the "Registrant") registered 2,807,017 shares of the Registrant's Common Stock, $.001 par value, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Registration Statement was declared effective on December 2, 1998. The Registrant is filing this Post-Effective Amendment to the Registration
 Statement in order to withdraw from registration certain securities covered by the Registration Statement which remain unsold at the termination of the offering.

      None  of  the   2,807,017  shares  registered   for  sale  by   certain
 stockholders of the Registrant were offered for sale by such stockholders pursuant to this Registration Statement. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 2,807,017 shares of the Registrant's Common Stock.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosemont, State of Illinois, on October 13, 2000.

                                  ANICOM, INC.


                                  By:  /s/ DANIEL J. DISTEL
                                       -----------------------
                                       Daniel J. Distel
                                       Chief Financial Officer


                              POWER OF ATTORNEY

           Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                     Title                      Date
  ---------------------   ------------------------------   ------------------

            *
  ---------------------
    Thomas J. Reiman      Chairman of the Board            October 13, 2000


  /s/ DANIEL J. DISTEL
  ---------------------
    Daniel J. Distel      Chief Financial Officer          October 13, 2000
                          (Principal Financial and
                          Accounting Officer)


            *
  ---------------------
     Alan B. Anixter      Director                         October 13, 2000


   /S/ SCOTT C. ANIXTER
  ---------------------
    Scott C. Anixter      Director                         October 13, 2000


            *
  ---------------------
     William Anixter      Director                         October 13, 2000



 By: /S/ SCOTT C. ANIXTER
     --------------------
     Scott C. Anixter
     Attorney-In-Fact